Exhibit 32.2
CONVERTED ORGANICS INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Converted Organics Inc. (the “Company”) on Form 10-K for the period ended December 30, 2006 as filed with the Securities and Exchange Commission on the Date hereof (the “Report”), I, David R. Allen, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Converted Organics Inc.
Date: March 29, 2007	/s/ David R. Allen
David R. Allen
Chief Financial Officer